UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 12, 2019
Date of Report (Date of earliest event reported)

Essential Properties Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38530	82-4005693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

902 Carnegie Center Boulevard, Suite 520 Princeton, New Jersey (Address of principal executive offices)		08540 (Zip Code)

Registrant’s telephone number, including area code: (609) 436-0619

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01— Entry into a Material Definitive Agreement.

Amendment to Credit Agreement and Term Loan

On April 12, 2019, Essential Properties Realty Trust, Inc., a Maryland corporation (the “Company”), and Essential Properties, L.P., a Delaware limited partnership (the “Operating Partnership”), entered into a restated credit agreement with a group of lenders, restating the terms of their existing senior unsecured revolving credit facility to increase the maximum aggregate initial original principal amount of revolving loans available thereunder up to $400 million (the “Revolving Credit Facility”), and to permit the incurrence of an additional $200,000,000 in term loans thereunder (the “Term Loan Facility”). Barclays Bank PLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are joint lead arrangers, with Barclays Bank PLC continuing to act as administrative agent.

The Revolving Credit Facility (as amended) has a term of four years from the amendment date, with an extension option of up to 12-months exercisable by the Operating Partnership, subject to certain conditions, and the Term Loan Facility has a term of five years from the effective date of the amended agreement. The loans under each of the Revolving Credit Facility and the Term Loan Facility initially bear interest at an annual rate of applicable LIBOR plus the applicable margin (which applicable margin varies between the Revolving Credit Facility and the Term Loan Facility). The applicable LIBOR will be the rate with a term equivalent to the interest period applicable to the relevant borrowing. The applicable margin will initially be a spread set according to a leverage-based pricing grid. At the Operating Partnership’s election, on and after receipt of an investment grade corporate credit rating from Standard & Poor’s (“S&P”) or Moody’s Investors Services, Inc. (“Moody’s”), the applicable margin will be a spread set according to the Company’s corporate credit ratings by S&P and/or Moody’s. The facility is freely pre-payable at any time and is mandatorily pre-payable by the Operating Partnership (as borrower) if borrowings exceed the borrowing base or the facility limit. The Operating Partnership may re-borrow amounts paid down on the Revolving Credit Facility, subject to customary borrowing conditions. The Operating Partnership may not re-borrow amounts paid down on the Term Loan Facility. The Operating Partnership is required to pay revolving credit fees throughout the term of the facility based upon its usage of the facility, at a rate which depends on its usage of the facility during the period before the Company receives an investment grade corporate credit rating from S&P or Moody’s, and which rate shall be based on the corporate credit rating from S&P and/or Moody’s after the time, if applicable, the Company receives such a rating. However, there can be no assurance that the Company will receive an investment grade corporate rating from S&P and/or Moody’s. The Operating Partnership is required to pay a ticking fee on the Term Loan Facility for the period from the effective date of the amended agreement until the date the term loans are drawn (which must occur prior to November 22, 2019). The facility has an accordion feature to increase, subject to certain conditions, the maximum availability of the facility (either through increased revolving commitments or additional term loans) by up to $200 million.

The Operating Partnership is the borrower under the facility, and the Company and each of its subsidiaries that owns a direct or indirect interest in an eligible real property asset are guarantors under the facility. The Company is subject to financial covenants under the facility, including maintaining: a limitation on total consolidated leverage of not more than 60% of the Company’s total consolidated assets with a step up on two non-consecutive occasions to 65%, at the Operating Partnership’s election, for two consecutive quarters each following a material acquisition; a consolidated fixed charge coverage ratio of at least 1.50x; a consolidated tangible net worth of at least 75% of the Company’s tangible net worth at the date of the amended facility plus 75% of future net equity proceeds; a consolidated secured leverage ratio of not more than 50% of the Company’s total consolidated assets; a secured recourse debt ratio of not more than 10% of the Company’s total consolidated assets; an unencumbered leverage ratio of not more than 60% of the Company’s consolidated unencumbered assets with a step up on two non-consecutive occasions to 65%, at the Operating Partnership’s election, for two consecutive quarters each following a material acquisition; and an unencumbered interest coverage ratio of at least 1.75x. Additionally, the facility restricts the Company’s ability to pay distributions to its stockholders under certain circumstances. However, the Company may make distributions to the extent necessary to qualify or maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended. The facility contains certain covenants that, subject to exceptions, limit or restrict the Company’s incurrence of indebtedness and liens, disposition of assets, transactions with affiliates, mergers and fundamental changes, modification of organizational documents, changes to fiscal periods, making of investments, negative pledge clauses and lines of business and REIT qualification. A copy of the agreement evidencing the Revolving Credit Facility and the Term Loan Facility is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03—Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01—Regulation FD Disclosure.

On April 18, 2019, in connection with the transactions described above, the Company issued a press release, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

The information contained in this Item 7.01, including in Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01— Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement
99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSENTIAL PROPERTIES REALTY TRUST, INC.

Date: April 18, 2019	By:/s/ Hillary P. Hai Hillary P. Hai

Chief Financial Officer